PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO,
INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102



May 30, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Re:	Prudential Institutional Liquidity
Portfolio, Inc.
File No. 811-5336


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form
N-SAR for the above referenced Fund for the fiscal year ended March 31, 2007. The enclosed is being filed electronically via the EDGAR System.


Yours truly,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

This report is signed on behalf of the
Registrant in the City of Newark and State of New Jersey on the 11th day of May 2007.



Prudential Institutional Liquidity Portfolio,
Inc.



Witness:  /s/ Floyd L. Hoelscher
Floyd L. Hoelscher

By:  /s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary